Colfax Reports Second Quarter 2020 Results

•	Achieved objectives to address COVID-19 impacts, including generating positive cash flow

•	Reported $(0.03) EPS from continuing operations and achieved $0.09 of adjusted EPS

•	Sequentially improved sales rates each month during the quarter

•	Continued investments in innovation support long-term growth plans

ANNAPOLIS JUNCTION, MD, August 6, 2020 (GLOBE NEWSWIRE) -- Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its financial results for the second quarter of 2020.

The Company reported a net loss from continuing operations of $3.6 million, or $0.03 per share, in the quarter, compared to net income of $0.01 in the prior year quarter. On an adjusted basis, the Company reported earnings of $0.09 per diluted share, compared to $0.54 in the second quarter of 2019. Adjustments to reported earnings are included in the reconciliation schedules provided.

For the second quarter, Colfax reported net sales of $620 million, 32% lower than the previous year’s quarter due to the current year impact from COVID-19-related demand reductions. Excluding the impact from currency translation adjustments, organic sales decreased 28%. The Company realized sequential improvements for each month in the second quarter, with June organic sales 19% lower than the prior year. The Company also reported second quarter adjusted EBITA of $45 million, or 7.3% of sales, as temporary savings measures partially mitigated the impact from the volume declines.

During the second quarter the Company generated operating cash flow of $37 million and free cash flow of $18 million, and repaid $300 million of its credit agreement borrowings. The Company completed the second quarter with 4.2 times net leverage and ample liquidity, including $66 million of cash and $1.2 billion of capacity under its credit agreement and other facilities.

“During the quarter we stayed focused on our principal objectives of keeping associates safe, maintaining supply to our customers, and protecting Colfax’s financial health,” said Matt Trerotola, Colfax President and CEO. “I’m very pleased with the resiliency of our businesses and teams through this challenging period. We deployed temporary measures and successfully drove Q2 decremental margin to 28%. Sales per day rates sequentially improved each month, including July. We expect to pace our temporary cost measures with sales levels in the third quarter to deliver sequentially higher profit and remain cash flow positive.

“We continue to pursue our growth agenda in this softer demand environment. During the first half of 2020, we launched over 35 new products in our FabTech business, including the WeldCloud Notes document management software to enhance our digital solution tools. Our MedTech business product launches include today’s announcement of Motion iQ™, a patient relationship management tool that seamlessly connects clinicians and patients across the orthopedic care continuum. We are well-positioned to resume our long-term growth momentum as market conditions improve.”

The Company also reported that its Medical Technology segment sales decreased 35% in the quarter on a reported basis and 34% organically versus the prior year period. Fabrication Technology segment sales decreased 30% in the quarter on a reported basis and 25% organically versus the prior year period. Both segments recorded sequential improvements each month during the quarter, with June Medical Technology organic sales declining 16% and Fabrication Technology organic sales declining 20%. The Medical Technology segment reported adjusted EBITA margins of 3.2%, versus 16.5% in the comparable prior year period, and the Fabrication Technology segment reported adjusted EBITA margins of 12.6%, compared to 15.2% in the prior year second quarter.

Given the uncertainties of customer demand due to the COVID-19 pandemic, Colfax is not providing financial guidance for 2020.

Conference Call and Webcast

The Company will hold a conference call to discuss these results beginning at 8:00 a.m. Eastern today, which will be open to the public by calling +1-877-303-7908 (U.S. callers) and +1-678-373-0875 (International callers) and referencing the conference ID number 6196870 and through webcast via Colfax’s website www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax’s common stock is traded on the NYSE under the ticker “CFX.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures are adjusted net income from continuing operations, adjusted net income margin from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITA (earnings before interest, taxes and amortization), adjusted EBITA margin, organic sales growth, and free cash flow. Colfax also provides adjusted EBITA and adjusted EBITA margin on a segment basis.

Adjusted net income from continuing operations represents net income (loss) from continuing operations excluding restructuring and other related charges, European Union Medical Device Regulation (“MDR”) costs, debt extinguishment charges, acquisition-related amortization and other non-cash charges, and strategic transaction costs. Colfax also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted net income per diluted share from continuing operations represents adjusted income from continuing operations divided by the number of adjusted diluted weighted average shares. Both GAAP and non-GAAP diluted net income per share data is computed based on weighted average shares outstanding and, if there is net income from continuing operations (rather than net loss) during the period, the dilutive impact of share equivalents outstanding during the period. Diluted weighted average shares outstanding and adjusted diluted weighted average shares outstanding are calculated on the same basis except for the net income or loss figure used in determining whether to include such dilutive impact.

Adjusted EBITA represents net income (loss) from continuing operations excluding restructuring and other related charges, MDR costs, acquisition-related amortization and other non-cash charges, and strategic transaction costs, as well as income tax expense(benefit) and interest expense, net. Colfax presents adjusted EBITA margin, which is subject to the same adjustments as adjusted EBITA. Further, Colfax presents adjusted EBITA (and adjusted EBITA margin) on a segment basis, where we exclude the impact of strategic transaction costs and acquisition-related amortization and other non-cash charges from segment operating income.

Core or organic sales growth (decline) excludes the impact of acquisitions and foreign exchange rate fluctuations.

Free cash flow represents cash flow from operating activities less purchases of property, plant and equipment.

These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions, the impact on creditworthiness and financial viability of customers, and other impacts on Colfax’s business and ability to execute business continuity plans, and the other factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Colfax’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Mike Macek
Vice President, Finance
Colfax Corporation
+1-302-252-9129
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019

Net sales	$620,360	$908,647	$1,436,716	$1,592,566
Cost of sales	379,274	532,589	847,416	955,495
Gross profit	241,086	376,058	589,300	637,071
Selling, general and administrative expense	235,727	307,939	527,924	555,788
Restructuring and other related charges	10,280	26,585	19,460	37,416
Operating income (loss)	(4,921)	41,534	41,916	43,867
Interest expense, net	28,284	33,171	53,080	54,992
Income (loss) from continuing operations before income taxes	(33,205)	8,363	(11,164)	(11,125)
Income tax expense (benefit)	(30,063)	6,151	(16,890)	8,193
Net income (loss) from continuing operations	(3,142)	2,212	5,726	(19,318)
Loss from discontinued operations, net of taxes	(4,905)	(468,817)	(8,265)	(495,289)
Net loss	(8,047)	(466,605)	(2,539)	(514,607)
Less: income attributable to noncontrolling interest, net of taxes	427	2,629	1,454	6,650
Net loss attributable to Colfax Corporation	$(8,474)	$(469,234)	$(3,993)	$(521,257)
Net income (loss) per share - basic & diluted
Continuing operations	$(0.03)	$0.01	$0.03	$(0.16)
Discontinued operations	$(0.04)	$(3.46)	$(0.06)	$(3.70)
Consolidated operations	$(0.06)	$(3.45)	$(0.03)	$(3.86)

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) from continuing operations attributable to Colfax Corporation (1)	$(3.6)	$1.3	$4.3	$(21.5)
Restructuring and other related charges - pretax (2)	11.2	26.6	22.2	37.4
MDR costs - pretax (3)	1.0	—	1.9	—
Debt extinguishment charges - pretax	—	—	—	0.8
Acquisition-related amortization and other non-cash charges - pretax (4)	36.1	56.6	71.9	80.4
Strategic transaction costs - pretax (5)	1.7	2.5	2.6	55.8
Tax adjustment (6)	(33.7)	(12.7)	(36.3)	(29.4)
Adjusted net income from continuing operations	$12.7	$74.3	$66.6	$123.4
Adjusted net income margin from continuing operations	2.1%	8.2%	4.6%	7.8%
Weighted-average shares outstanding - diluted (in millions)	137.6	136.9	139.6	135.8

Adjusted net income per share - diluted from continuing operations	$0.09	$0.54	$0.48	$0.91

Net income per share - diluted from continuing operations (GAAP)	$(0.03)	$0.01	$0.03	$(0.16)
__________
(1) Net income (loss) from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income (loss) from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes, of $0.4 million and $1.5 million for the three and six months ended July 3, 2020 and $0.9 million and $2.2 million for the three and six months ended June 28, 2019, respectively. Net income (loss) from continuing operations attributable to Colfax Corporation for the three and six months ended July 3, 2020 includes a $6.8 million discrete tax benefit associated with the filing of timely elected changes to U.S. Federal tax returns to credit rather than to deduct foreign taxes. The discrete benefit has been excluded from the effective tax rates used to calculate adjusted net income and adjusted net income per share.
(2) Includes $0.9 million and $2.7 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and six months ended July 3, 2020, respectively.
(3) Includes costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017.
(4) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(5) Includes costs incurred for the acquisition of DJO.
(6) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 21.5% and 22.2% and for the three and six months ended July 3, 2020 and 20.1% and 23.0% for the three and six months ended June 28, 2019, respectively.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
	(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	$(3.1)	$2.2	$5.7	$(19.3)
Income tax expense (benefit)	(30.1)	6.2	(16.9)	8.2
Interest expense, net(1)	28.3	33.2	53.1	55.0
Restructuring and other related charges(2)	11.2	26.6	22.2	37.4
MDR costs(3)	1.0	—	1.9	—
Strategic transaction costs(4)	1.7	2.5	2.6	55.8
Acquisition-related amortization and other non-cash charges(5)	36.1	56.6	71.9	80.4
Adjusted EBITA (non-GAAP)	$45.1	$127.2	$140.6	$217.4
Net income (loss) margin from continuing operations (GAAP)	(0.5)%	0.2%	0.4%	(1.2)%
Adjusted EBITA margin (non-GAAP)	7.3%	14.0%	9.8%	13.7%
__________
(1) The six months ended June 28, 2019 includes $0.8 million of debt extinguishment charges in the first quarter of 2019.
(2) Restructuring and other related charges includes $0.9 million and $2.7 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and six months ended July 3, 2020, respectively.
(3) Includes costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017.
(4) Includes costs incurred for the acquisition of DJO.
(5) Includes amortization of acquired intangibles and fair value charges on acquired inventory.

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Fabrication Technology		Medical Technology		Total Colfax
	$	%	$	%	$	%

For the three months ended June 28, 2019	$592.7		$315.9		$908.6
Components of Change:
Existing businesses(1)	(145.3)	(24.5)%	(107.9)	(34.2)%	(253.2)	(27.9)%
Acquisitions(2)	—	—%	—	—%	—	—%
Foreign currency translation(3)	(33.0)	(5.6)%	(2.0)	(0.6)%	(35.0)	(3.9)%
	(178.3)	(30.1)%	(109.9)	(34.8)%	(288.2)	(31.8)%
For the three months ended July 3, 2020	$414.4		$206.0		$620.4

(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales from our acquisitions.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Fabrication Technology		Medical Technology(1)		Total Colfax
	$	%	$	%	$	%

For the six months ended June 28, 2019	$1,153.1		$608.6		$1,761.7
Components of Change:
Existing businesses(2)	(157.8)	(13.7)%	(106.7)	(17.5)%	(264.5)	(15.0)%
Acquisitions(3)	—	—%	—	—%	—	—%
Foreign currency translation(4)	(55.4)	(4.8)%	(5.1)	(0.8)%	(60.5)	(3.4)%
	(213.2)	(18.5)%	(111.8)	(18.3)%	(325.0)	(18.4)%
For the six months ended July 3, 2020	$939.9		$496.8		$1,436.7

(1) Medical Technology prior year Net sales and components of change are based on or derived from Management’s internal reports. On the Company’s form 10-Q for the second quarter of 2020, Medical Technology prior year Net sales include only sales subsequent to February 22, 2019, the date of the DJO acquisition, and sales prior to February 22, 2020 are included in the acquisitions line item of the change in sales reconciliation.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(3) Represents the incremental sales from our acquisitions.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	July 3, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,396	$109,632
Trade receivables, less allowance for credit losses of $32,376 and $32,634	449,672	561,865
Inventories, net	556,708	571,558
Other current assets	155,628	161,190
Total current assets	1,228,404	1,404,245
Property, plant and equipment, net	469,255	491,241
Goodwill	3,209,980	3,202,517
Intangible assets, net	1,650,705	1,719,019
Lease asset - right of use	171,082	173,320
Other assets	393,099	396,490
Total assets	$7,122,525	$7,386,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$26,530	$27,642
Accounts payable	298,986	359,782
Accrued liabilities	433,215	469,890
Total current liabilities	758,731	857,314
Long-term debt, less current portion	2,220,930	2,284,184
Non-current lease liability	131,214	136,399
Other liabilities	616,074	619,307
Total liabilities	3,726,949	3,897,204
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 118,389,013 and 118,059,082 issued and outstanding as of July 3, 2020 and December 31, 2019, respectively	118	118
Additional paid-in capital	3,462,532	3,445,597
Retained earnings	470,749	479,560
Accumulated other comprehensive loss	(581,484)	(483,845)
Total Colfax Corporation equity	3,351,915	3,441,430
Noncontrolling interest	43,661	48,198
Total equity	3,395,576	3,489,628
Total liabilities and equity	$7,122,525	$7,386,832

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Six Months Ended
	July 3, 2020	June 28, 2019
Cash flows from operating activities:
Net loss	$(2,539)	$(514,607)
Adjustments to reconcile net loss to net cash provided by operating activities:
Divestiture impairment loss	—	481,000
Depreciation, amortization and other impairment charges	120,038	120,469
Stock-based compensation expense	14,685	11,169
Non-cash interest expense	2,743	3,947
Deferred income tax benefit	(19,857)	(17,412)
(Gain) loss on sale of property, plant and equipment	(3,400)	878
Pension settlement loss	—	43,774
Changes in operating assets and liabilities:
Trade receivables, net	89,231	(6,589)
Inventories, net	352	(39,400)
Accounts payable	(47,436)	(62,831)
Income taxes	(23,983)	(33,637)
Other operating assets and liabilities	(36,620)	23,671
Net cash provided by operating activities	93,214	10,432
Cash flows from investing activities:
Purchases of property, plant and equipment	(50,426)	(63,956)
Proceeds from sale of property, plant and equipment	4,996	3,256
Acquisitions, net of cash received	(7,548)	(3,147,835)
Net cash used in investing activities	(52,978)	(3,208,535)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	2,725,000
Payments under term credit facility	—	(518,125)
Proceeds from borrowings on revolving credit facilities and other	635,678	1,575,486
Repayments of borrowings on revolving credit facilities and other	(698,910)	(865,357)
Payment of debt issuance costs	(4,560)	(24,280)
Proceeds from prepaid stock purchase contracts	—	377,814
Proceeds from issuance of common stock, net	2,250	3,988
Payment for noncontrolling interest share repurchase	—	(93,087)
Deferred consideration and other	(11,871)	(2,417)
Net cash provided by (used in) financing activities	(77,413)	3,179,022
Effect of foreign exchange rates on Cash and cash equivalents	(6,059)	6,268
Decrease in Cash and cash equivalents	(43,236)	(12,813)
Cash and cash equivalents, beginning of period	109,632	245,019
Cash and cash equivalents, end of period	$66,396	$232,206